SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Mercury General Corporation
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4484 Wilshire Boulevard
Los Angeles, California 90010
________________________________
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of
Mercury General Corporation
Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at The Wilshire Country Club, 301 North Rossmore Avenue, Los Angeles, California on May 13, 2015 at 10:00 a.m., for the following purposes:

1.	To elect ten directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To approve the Mercury General Corporation 2015 Incentive Award Plan;

3.	To consider a shareholder proposal regarding simple majority voting; and

4.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 17, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
BY ORDER OF THE BOARD OF DIRECTORS,
Judy A. Walters, Secretary

Los Angeles, California
April 1, 2015

MERCURY GENERAL CORPORATION
4484 Wilshire Boulevard
Los Angeles, California 90010
_______________________________
PROXY STATEMENT
The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 13, 2015, at The Wilshire Country Club, 301 Rossmore Avenue, Los Angeles, California. This Proxy Statement was first furnished to shareholders on or about April 2, 2015.
All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.
A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director, FOR the approval of the Mercury General Corporation 2015 Incentive Award Plan (the “2015 Incentive Award Plan”), and AGAINST a shareholder proposal regarding simple majority voting. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.
Shareholders of record at the close of business on March 17, 2015 will be entitled to vote at the meeting. As of that date, 55,147,462 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.
VOTING
In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than ten persons.
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the 2015 Incentive Award Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether this matter is approved, and therefore will not have the effect of a negative vote with respect to the approval of the 2015 Incentive Award Plan.
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the shareholder proposal regarding simple majority voting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether this matter is approved, and therefore will not have the effect of a negative vote with respect to the approval of the shareholder proposal regarding simple majority voting.
Pursuant to applicable New York Stock Exchange (“NYSE”) rules, your broker will not have discretion to vote absent direction from you on the matters to be presented at the Annual Meeting because such matters are considered “non-routine” within the meaning of such rules.
The Board of Directors recommends that shareholders vote FOR election of the ten directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 3), FOR the approval of the 2015 Incentive Award Plan (see page 19), and AGAINST a shareholder proposal regarding simple majority voting (see page 30).
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 1, 2015 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
George Joseph	18,802,519	(1)	34.1%
Gloria Joseph	9,161,600	(1)	16.6%
BlackRock, Inc.	5,424,477	(2)	9.8%
Capital Income Builder	2,809,700	(3)	5.1%
Gabriel Tirador	47,054	(4)	*
Theodore Stalick	3,367		*
Robert Houlihan	14,569	(4)	*
Allan Lubitz	10,219		*
Bruce A. Bunner	500		*
Michael D. Curtius	20,848		*
James G. Ellis	—		*
Christopher Graves	18,350	(4)	*
Richard E. Grayson	—		*
Martha E. Marcon	—		*
Donald P. Newell	12,700		*
Donald R. Spuehler	3,200		*
All Executive Officers and Directors	18,959,797	(4)	34.4%

*	Less than 1.0% of the outstanding Common Stock.

(1)
As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 15, 2015, indicating beneficial ownership as of December 31, 2014 of 5,424,477 shares of the Company’s common stock with the sole power to vote or direct the vote of 5,342,172 shares and the sole power to dispose or to direct the disposition of 5,424,477. The Amendment to Schedule 13G filed by BlackRock amends the most recent Schedule 13G filing made by BlackRock. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(3)
Based on a Schedule 13G filed with the Securities and Exchange Commission by Capital Income Builder on February 13, 2015, indicating beneficial ownership as of December 31, 2014 of 2,809,700 shares of the Company’s common stock with the sole power to vote or direct the vote of 2,809,700 shares and the sole power to dispose or to direct the disposition of 0 shares of the Company’s common stock. The address of Capital Income Builder is 333 South Hope Street, Los Angeles, California 90071.

(4)
The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from April 1, 2015: Gabriel Tirador, 12,500; Christopher Graves, 12,000; Robert Houlihan, 12,500; all executive officers and directors as a group, 37,000. The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors of the Company has nominated and recommends for election as directors the following ten persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. In February 2014, the Board increased the size of the Board from nine to ten directors and appointed Mr. James G. Ellis to fill the vacancy.
The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
The table below indicates the position with the Company, tenure as director and age of each nominee as of April 1, 2015.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board	93	1961	(1)
Gabriel Tirador	President, Chief Executive Officer and Director	50	2003
Christopher Graves	Director and Chief Investment Officer	49	2012
Bruce A. Bunner	Director	81	1991
Michael D. Curtius	Director	64	1996
James G. Ellis	Director	68	2014
Richard E. Grayson	Director	85	1985
Martha E. Marcon	Director	66	2008
Donald P. Newell	Director	77	1979	(1)
Donald R. Spuehler	Director	80	1985

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors. Other than Mr. Joseph being an uncle to Charles Toney, the Company’s Vice President and Chief Actuary, there are no family relationships among any of the Company’s directors, executive officers or nominees for director or executive officer.
Each member of the Board of Directors has extensive management and leadership experience gained through executive and professional service in insurance and other industries. In these roles, the directors have developed attributes and skills in management of capital, risk and operations. In addition, nearly all of the directors have longstanding relationships with the Company, with 8 of the 10 directors serving on the Board of Directors or in executive positions with the Company for at least 15 years and average Board tenure of more than 20 years. This experience with the Company provides the members of the Board of Directors a thorough understanding of the Company’s policies and processes, rules and regulations, risks and mitigating solutions and controls environment. The Nominating/Corporate Governance Committee’s process for identifying, evaluating and recommending qualified candidates for nomination to the Board of Directors is described starting on page 8 under “Director Nomination Process.”
Set forth below are the names of the nominees for election to the Board of Directors, along with their present positions, principal occupations and public company directorships held in the past five years and the specific individual qualifications and skills of such directors that contribute to the overall effectiveness of the Board of Directors and its committees.
George Joseph, Chairman of the Board of Directors, has served as Chairman since 1961. He held the position of Chief Executive Officer of the Company for 45 years between 1961 and December 2006. He has more than 50 years’ experience in all phases of the property and casualty insurance business. The Company believes that Mr. Joseph’s expertise and experience in the insurance industry and in underwriting, claims management and rate making in particular, as well as his role as founder of the Company and his longstanding service as Chairman and Chief Executive Officer, qualify him for service on the Board of Directors.
Gabriel Tirador, President and Chief Executive Officer of the Company, has served as Chief Executive Officer since January 1, 2007 and as President since October 2001. He was the Company’s Vice President and Chief Financial Officer from February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 20 years’ experience in the property and casualty insurance industry and is an inactive certified public accountant. The Company believes that Mr. Tirador’s executive management and related experience in the property and casualty insurance industry as well as his accounting and financial reporting expertise, including experience as an auditor with KPMG LLP and in senior financial management positions, qualify him for service on the Board of Directors.
Christopher Graves, Vice President and Chief Investment Officer of the Company, has been employed by the Company in the investment department since 1986.  Mr. Graves was appointed Chief Investment Officer in 1998, and named Vice President in April 2001. The Company believes that Mr. Graves’ over 25 year history with the Company, as well as his extensive experience in the financial and investment industry, particularly with respect to property and casualty insurers, qualify him for service on the Board of Directors.
Bruce A. Bunner has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal & SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California. The Company believes that Mr. Bunner’s expertise in accounting and regulatory matters, his executive management experience, his service as the Insurance Commissioner of the State of California, and his 20 years’ experience as a certified public accountant with KPMG LLP qualify him for service on the Board of Directors.
Michael D. Curtius has been retired since August 2012. From October 2000 to August 2012, Mr. Curtius was a consultant to the Company. He served as President and Chief Operating Officer of the Company from May 1995 until October 2000, and as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995.

The Company believes that Mr. Curtius’ operational and claims management expertise and his longstanding experience in executive management positions with the Company qualify him for service on the Board of Directors.
James G. Ellis currently serves as the Dean of the Marshall School of Business at the University of Southern California and holder of the Robert R. Dockson Dean’s Chair in Business Administration. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and Chief Executive Officer of Port O’Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis also serves on the board of directors of Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company. The Company believes that Mr. Ellis’ extensive experience in executive management and senior academic positions qualify him for service on the Board of Directors.
Richard E. Grayson has been retired since January 1995. Prior to January 1995, Mr. Grayson was Senior Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company. The Company believes that Mr. Grayson’s financial market and banking experience and expertise in developing and managing investment portfolios as well as his senior management experience in large organizations qualify him for service on the Board of Directors.
Martha E. Marcon has been retired since January 2006. For more than 20 years prior to January 2006, Ms. Marcon was a partner of KPMG LLP in Los Angeles, California. During 2008, Ms. Marcon provided consulting services to KPMG LLP. The Company believes that Ms. Marcon’s accounting and financial reporting expertise, particularly related to insurance organizations, and her experience as a certified public accountant for 28 years and an auditor with KPMG LLP for more than 30 years qualify her for service on the Board of Directors.
Donald P. Newell has been retired since May 2007. Between January 2001 and May 2007, Mr. Newell was Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company. Mr. Newell also served as a director of SCPIE Holdings Inc. prior to January 15, 2007. For more than 25 years prior to January 2001, Mr. Newell was a partner of the law firm of Latham & Watkins LLP in Los Angeles and San Diego, California. The Company believes that Mr. Newell’s legal, regulatory and corporate governance expertise, along with his experience as partner and in senior management positions with Latham & Watkins LLP and SCPIE Holdings Inc., qualify him for service on the Board of Directors.
Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers in Los Angeles, California. For more than 20 years prior to February 1992, Mr. Spuehler was a partner of O’Melveny & Myers LLP. The Company believes that Mr. Spuehler’s extensive legal and taxation expertise, as well as his experience as a partner with O’Melveny & Myers LLP and his experience related to executive compensation matters qualify him for service on the Board of Directors.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.
CORPORATE GOVERNANCE
Corporate Governance Documents
The Company has adopted Corporate Governance Guidelines that outline the Company’s corporate governance policies and principles. The Company’s Corporate Governance Guidelines and its other corporate governance documents, including its Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating/Corporate Governance Committee Charter and Investment Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com under the “Corporate Governance” link. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California

90010. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Director Independence
New York Stock Exchange (“NYSE”) rules and regulations require listed companies to have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of ten directors. The Board has determined that each of Bruce A. Bunner, James G. Ellis, Richard E. Grayson, Martha E. Marcon, Donald P. Newell and Donald R. Spuehler has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph, Tirador and Graves currently serve as executive officers of the Company, and Mr. Curtius was provided health benefits through the Company until August 2014.
To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to, or are more rigorous than, the independence requirements of the NYSE. In addition to evaluating each director against the Company’s Director Independence Standards, which are included in the Company’s Corporate Governance Guidelines available on the Company’s website noted above, the Board considers all relevant facts and circumstances in making its independence determination.
Board Leadership Structure
Leadership of the Company is currently shared between Mr. Joseph, Chairman of the Board of Directors, and Mr. Tirador, President and Chief Executive Officer. Mr. Joseph held the offices of Chairman and Chief Executive Officer from the founding of the Company until 2007. Mr. Tirador was appointed President in 2001 and Chief Executive Officer in 2007. The Company does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board of Directors to make a determination as to such positions from time to time and in a manner that it believes is in the best interest of the Company and its shareholders. Separating these positions currently allows the Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that appointing the Chief Executive Officer separately from the Chairman of the Board is an important element of the Company’s succession planning process. Because the positions of Chairman of the Board and Chief Executive Officer are executive officer positions in the Company, and given the current and active participation of each leader in significant matters affecting the Company, Mr. Newell has been appointed to act as the lead independent director. The lead independent director coordinates the activities of the non-management directors, including sessions of the non-management directors, and facilitates communications between the non-management directors and the other members of the Board and the management of the Company.
Board of Directors and Committees
The Board of Directors held four meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2014 each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served, except that Mr. Ellis was unable to attend some meetings after his appointment to the Board due to prior commitments. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Three directors attended the Annual Meeting of Shareholders in 2014.
The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees, reviewing the adequacy of the Company’s internal accounting controls and overseeing the statutory audit committees of the Company’s insurance subsidiaries. The Audit Committee currently consists of Martha E. Marcon, Donald P. Newell and Donald R. Spuehler, with Martha

Marcon acting as Chairman of this Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the NYSE, that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that Ms. Marcon qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held six meetings in 2014.
The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held two meetings in 2014. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, considering the most recent shareholder advisory vote on executive compensation in connection with determining executive compensation policies and decisions and administering the Company’s Amended and Restated 2005 Equity Incentive Award Plan, Senior Executive Incentive Bonus Plan and Annual Incentive Plan. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis for inclusion on the Company’s Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided below in “Executive Compensation” as part of the Compensation Discussion and Analysis and under the Summary Director Compensation Table.
The Company has a Nominating/Corporate Governance Committee currently consisting of Donald P. Newell, Martha E. Marcon and Donald R. Spuehler, with Donald P. Newell acting as Chairman of this Committee. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held two meetings in 2014. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the Company, developing and overseeing the Company’s policy for review and approval of related party transactions and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards.
The Company has an Investment Committee currently consisting of George Joseph, Gabriel Tirador, Richard E. Grayson, James Ellis and Christopher Graves, with Richard E. Grayson acting as Chairman of this Committee. The Investment Committee operates pursuant to a written charter adopted by the Board of Directors. The Investment Committee held four meetings in 2014. The responsibilities of the Investment Committee include, without limitation, developing, reviewing and recommending to the Board of Directors and monitoring management’s compliance with investment strategies and guidelines, selecting and monitoring the competence and performance of investment managers, monitoring compliance of the Company’s investment policies and practices with applicable legal and regulatory requirements, reviewing and approving investment transactions, reporting to the Board of Directors at least quarterly regarding the investment transactions made by the Company and the Company’s investment strategies and guidelines, and performing all other duties of the Board of Directors with respect to investment transactions made by the Company.
The Board of Directors’ Role in Risk Oversight
The Company’s management is primarily responsible to manage risk and inform the Board of Directors regarding the most material risks confronting the Company. The Board of Directors has oversight responsibility of the processes established to monitor and manage such risks. The Board of Directors believes that such oversight function is the responsibility of the entire Board of Directors through frequent reports and discussions at regularly scheduled Board meetings. In addition, the Board has delegated specific risk management oversight responsibility to the Board Committees. In particular, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting and also meets regularly with and receives reports from the Company’s internal auditors. The Investment Committee oversees management of risks related to the Company’s investment guidelines and the investment portfolio. The Nominating/Corporate Governance

Committee oversees risk management related to the Company’s corporate governance guidelines and code of conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. The Compensation Committee oversees risk management related to the Company’s executive compensation plans and arrangements. These specific risk categories and the Company’s risk management practices are regularly reviewed by the Company’s Board Committees and discussed with the entire Board of Directors in the ordinary course of each Committee’s report at regular Board meetings.
Executive Sessions of Non-Management Directors
The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Donald P. Newell, Chairman of the Nominating/Corporate Governance Committee, presides at these meetings. During 2014, the Board held four executive sessions of its non-management directors, including at least one such session with only independent directors.
Director Nomination Process
Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding diversity, but as described above considers a broad range of attributes and characteristics in identifying and evaluating nominees for election to the Board of Directors. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.
Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/ Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Each of the nominees for election as director at the 2015 Annual Meeting of Shareholders was elected at the Annual Meeting of Shareholders held in 2014. Each of the nominees for election is recommended by the Nominating/Corporate Governance Committee to stand for reelection.
Communication with Directors
Shareholders and other interested parties may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation – Non-Management Directors, P.O. Box 36662, Los Angeles, California 90036. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.
Code of Business Conduct and Ethics
The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards. In the event the Company makes any amendments to, or grants any waivers of, a provision of its Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on its next periodic report.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives and Overview
The Company’s executive compensation program is designed to be simple and clear and understandable to employees and investors. The Company seeks to attract, motivate and build the long-term commitment of talented executives and to reward and encourage activities that promote the achievement of premium growth while managing costs and losses to maximize underwriting income and ultimately increase shareholder value. The Company’s executive compensation program is administered, in the judgment of management and under the direction of the Compensation Committee, to tie total compensation to the Company’s business and financial performance, and to align executive officer incentives with creation of the shareholder value the Company seeks to achieve.
Pursuant to a standing resolution of the Board of Directors adopted on January 11, 1986, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promoting and establishing compensation for all executive officers other than himself, with the Compensation Committee being responsible for establishing compensation for Mr. Joseph. Since Mr. Tirador’s appointment as Chief Executive Officer of the Company in January 2007, the Compensation Committee has also had responsibility for establishing the compensation for Mr. Tirador. Messrs. Joseph and Tirador retain the authority to establish compensation for all other executive officers and annually review compensation and responsibilities of all other executive officers.
The Company’s compensation program is designed to provide executive officers with total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee with respect to Messrs. Joseph and Tirador and as determined by Messrs. Joseph and/or Tirador with respect to the other executive officers, based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.
The Company’s executive compensation program and the total compensation provided to executive officers are reviewed by the Compensation Committee annually to ensure that the program is designed and operated to achieve those goals.

Components of Executive Compensation
The Company’s executive compensation program consists of base salary, annual cash bonuses, long-term incentives and other benefits.
Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with individual contributions. Base salary for executive officers is initially determined on the date of hire and evaluated annually thereafter or on any material change of duties or position. The base salary of Mr. Joseph, Chairman of the Board, and Mr. Tirador, Chief Executive Officer, is determined on an annual basis by the Compensation Committee. In addition to cash compensation, both Mr. Joseph and Mr. Tirador receive director fees for their participation on the Board of Directors.  Effective March 2, 2014, the Compensation Committee of the Board established base salaries for Messrs. Joseph and Tirador equal to $960,000 and $890,000, respectively. Effective March 1, 2015, the Compensation Committee of the Board established base salaries for Messrs. Joseph and Tirador equal to $990,000 and $920,000, respectively.
Pursuant to the standing resolution described above, Mr. Joseph, with the assistance of Mr. Tirador, establishes the base salary of other executive officers. Salary increases generally take into account the performance of the Company and the respective executive officer based on the subjective assessment of Messrs. Joseph and Tirador. Effective March 2, 2014, Messrs. Joseph and Tirador established base salaries for Messrs. Stalick, Lubitz and Houlihan equal to $553,746, $420,208 and $378,715, respectively. Effective March 1, 2015, Messrs. Joseph and Tirador established base salaries for Messrs. Theodore Stalick, Senior Vice President and Chief Financial Officer, Allan Lubitz, Senior Vice President and Chief Information Officer, and Robert Houlihan, Vice President and Chief Product Officer, equal to $570,359, $434,916 and $393,005, respectively.
Annual Cash Bonuses. In addition to base salary, the Company seeks to provide a substantial portion of total compensation for executive officers through annual cash bonuses based on performance criteria.
Messrs. Joseph and Tirador are eligible to earn annual cash bonuses under the Company’s Senior Executive Incentive Bonus Plan (the “Senior Plan”), while other executive officers and designated employees of the Company and its subsidiaries are eligible to earn annual cash bonuses under the Company’s Annual Incentive Plan (the “AIP”). Under the Senior Plan, the Company awards cash bonuses to participants based upon Company performance goals established by the Compensation Committee. Under the AIP, the Company awards cash bonuses to participants based upon Company performance goals established by the Compensation Committee and individual performance of the participant during the applicable performance period. The Senior Plan and the AIP are administered by the Compensation Committee, with day-to-day administration of the AIP delegated to the Company’s Chief Executive Officer and his designees.
Only Messrs. Joseph and Tirador participate in the Senior Plan. All employees of the Company and its subsidiaries are eligible to participate in the AIP, except those who participate in other incentive programs, such as employees of the Company’s AIS and Workmen’s Auto subsidiaries and certain employees and executive officers within the Company’s investment and legal departments. Employees and executive officers within the Company’s AIS and Workmen’s Auto subsidiaries are compensated under policies of those companies, and employees and executive officers within the Company’s investment department are awarded annual cash bonuses based on the financial performance of the Company’s investment portfolio, and certain employees within the Company’s legal department are awarded annual cash bonuses based on their management of assigned cases.
The Compensation Committee establishes the target incentive percentages and Company performance goals for the Chairman of the Board and Chief Executive Officer under the Senior Plan. Under the terms of the AIP, the Company’s Chief Executive Officer or his designee recommends for Compensation Committee approval for each plan year the employees and job classifications for participation in the AIP as well as the target incentive percentages and Company performance goals applicable to participants under the AIP, in each case, other than the Chairman of the Board and the Chief Executive Officer. Company performance goals under the Senior Plan and the AIP may be based on one or more financial or operational criteria established by the Compensation Committee for each plan year including, without limitation: underwriting income, underwriting results, premium growth, customer satisfaction, revenue, sales, financial ratios and other performance metrics as the Compensation Committee deems appropriate under the circumstances. Company performance goals under the Senior Plan and the AIP are evaluated against the

Company’s performance on a consolidated basis. The target incentive percentages and performance goals under the Senior Plan and the AIP will vary among participants and may change from plan year to plan year. Non-employee directors of the Company are not eligible to participate in the Senior Plan or the AIP.
For the 2014 plan year, the Compensation Committee established bonus targets under the Senior Plan for each of Mr. Joseph and Mr. Tirador equal to 120% of base salary and maximum bonuses equal to 187.5% of target bonus, based on the Company’s performance against the performance goals approved under the Senior Plan. For 2014, the Chief Executive Officer recommended and the Compensation Committee approved bonus targets under the AIP for Messrs. Stalick, Lubitz and Houlihan equal to 60%, 75% and 80%, respectively, of base salary, and maximum bonuses equal to 187.5% of target bonus, based on the Company’s performance against the performance goals approved under the AIP. In addition, for 2014 the AIP permitted each participant’s supervisor to determine on a discretionary basis the participant’s individual contribution to the Company during 2014 relative to others in the participant’s department and in similar positions in the Company, and to apply a multiplier of between 0.75 and 1.25 to the participant’s bonus after application of the corporate achievement multiplier based on the supervisor’s discretionary determination. The Senior Plan and the AIP also permitted for 2014 the Compensation Committee discretion to reduce each participant’s bonus to zero in the event the participant’s individual performance warrant such reduction.
For the 2014 plan year, the Company performance goals for annual incentive awards under the Senior Plan and AIP were based on the Company’s Earned Premium Growth and Combined Ratio during 2014, each determined in accordance with United States generally accepted accounting principles (“GAAP”), excluding from Combined Ratio the impact of catastrophic losses, net of any reinsurance recoveries, and excluding the cost of any reinsurance purchased specifically to cover catastrophic losses. The Compensation Committee established (a) minimum performance thresholds for GAAP Earned Premium Growth of negative 8% and GAAP Combined Ratio of 99.5% necessary to receive any bonus under the Senior Plan or the AIP, (b) GAAP Earned Premium Growth of between 2% and 3% and GAAP Combined Ratio of between 98.2% and 98.4% necessary to receive the target bonus under the Senior Plan or the AIP and (c) GAAP Earned Premium Growth of 8% and GAAP Combined Ratio of 95.0% necessary to receive the maximum bonus under the Senior Plan or the AIP. The Compensation Committee also approved an objective formula for determining bonus amounts between the threshold and maximum levels which does not weigh either GAAP Earned Premium Growth or GAAP Combined Ratio more heavily than the other.
During 2014, the Company achieved 3.72% GAAP Earned Premium Growth and a 98.2% GAAP Combined Ratio after excluding the impact of catastrophic losses, net of any reinsurance recoveries, and excluding the cost of any reinsurance purchased specifically to cover catastrophic losses, which represented 103.6% and 100.0% of the target GAAP Earned Premium Growth goal and GAAP Combined Ratio goal, respectively, as established by the Compensation Committee. To determine the participant’s specific bonus based on Company performance, the Company performance percentages are multiplied together and the product thereof is multiplied by the respective named executive officer’s target bonus percentage. No discretionary adjustments were made to bonus determinations for any named executive officer participating in the AIP for 2014 based on individual performance. Based on the Company’s financial performance during 2014, the bonuses earned by Messrs. Joseph, Tirador, Stalick, Lubitz and Houlihan were as follows:

Name	Target Bonus Percentage	Combined Performance Percentage	Personal Goal Percentage	Final Bonus Percentage	Base Salary	2014 Performance Bonus
George Joseph	120%	103.6%	100.0%	124.3%	$954,583	$1,182,738
Gabriel Tirador	120%	103.6%	100.0%	124.3%	884,627	1,099,768
Theodore Stalick	60%	103.6%	100.0%	62.2%	551,150	342,595
Allan Lubitz	75%	103.6%	100.0%	77.7%	417,476	324,379
Robert Houlihan	80%	103.6%	100.0%	82.9%	377,246	312,661

For the 2015 plan year, the Compensation Committee has established Company performance goals for annual incentive awards under the Senior Plan and AIP based on the GAAP Earned Premium Growth and GAAP Combined Ratio of the Company during 2015, including a predetermined amount charged as an internal cost (“Load”) for catastrophes and excluding the impact of actual catastrophic losses, net of any reinsurance recoveries, and excluding the cost of any reinsurance purchased specifically to cover catastrophic losses. The Compensation Committee has established bonus targets for Mr. Joseph and Tirador equal to 120% of base salary in 2015 and maximum bonuses equal to 161.3% of target bonus, based on the Company’s performance against the performance goals approved under the Senior Plan. For 2015, the Chief Executive Officer recommended and the Compensation Committee approved bonus targets under the AIP for Messrs. Stalick, Lubitz and Houlihan equal to 60%, 75% and 80%, respectively, of base earnings in 2015, respectively and maximum bonuses equal to 161.3% of target bonus, based on the Company’s performance against the performance goals approved under the AIP. The Compensation Committee also approved an objective formula for determining bonus amounts between the threshold and maximum levels which weights GAAP Earned Premium Growth and GAAP Combined Ratio evenly. In addition, for 2015 the AIP permits each participant’s supervisor to determine on a discretionary basis the participant’s individual contribution to the Company relative to others in the participant’s department and in similar positions in the Company during the performance period and to apply a multiplier of between 0.75 and 1.25 to the participant’s bonus based on the supervisor’s discretionary determination. The Senior Plan and the AIP also permit for 2015 the Compensation Committee discretion to reduce each participant’s bonus to zero in the event the participant’s individual performance warrants such reduction.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company's equity plan. The Company’s 2005 Equity Incentive Award Plan expired in January 2015. For a description of the material terms of the Company's 2015 Incentive Award Plan, which is subject to shareholder approval, see Proposal 2 below. The objective of granting long-term incentive awards under the Plan is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award amounts are based on individual performance, level of responsibility, the executive officer’s potential to make significant contributions to the Company and award levels at other similar companies.
The Company currently issues primarily performance-vesting restricted stock units and from time to time makes stock option grants to executive officers and other employees. The performance-vesting restricted stock units represent the right to earn and receive a number of shares of Common Stock based on the achievement of specific performance requirements. The performance-vesting restricted stock units and stock options are intended to further align executive officer compensation to the performance of the Company over a multi-year period. The individual grants to named executive officers are subjectively determined based on a number of factors, including, the executive officer’s responsibility level and functional role within the Company.
In 2012, the Compensation Committee issued performance-vesting restricted stock units to executive officers that vested if and to the extent that the Company’s GAAP Earned Underwriting Income during the three-year period ended December 31, 2014 achieved or exceeded threshold, target and maximum performance levels of $92 million, $154 million and $185 million, respectively. The Company did not achieve the threshold level of GAAP Earned Underwriting Income during the three-year period ended December 31, 2014, and as a result no restricted stock units granted in 2012 vested.
In 2013, the Compensation Committee issued performance-vesting restricted stock units to executive officers that vest if and to the extent that the Company’s GAAP Earned Underwriting Income during the three-year period ending December 31, 2015 achieves or exceeds the threshold performance levels established by the Compensation Committee.
In 2014, the Compensation Committee issued performance-vesting restricted stock units to executive officers that vest if and to the extent that the Company’s GAAP Earned Underwriting Income or annual GAAP Earned Underwriting Income and Net Premium Growth during the three-year period ending December 31, 2016 achieve or exceed the threshold performance levels established by the Compensation Committee.
In February 2015, the Compensation Committee issued performance-vesting restricted stock units to executive officers that vest if and to the extent that the Company’s GAAP Earned Underwriting Income or annual GAAP Earned Underwriting Income and Net Premium Growth during the three-year period ending December 31, 2017 achieve or exceed the threshold performance levels established by the Compensation Committee. The 2015 grants to the Company’s named executive officers are as follows: each of Mr. Joseph and Mr. Tirador: 10,000 “target” restricted stock units which may vest for up to 18,750 shares of Common Stock at “maximum” performance; each of Mr.

Stalick, Mr. Lubitz, and Mr. Houlihan: 6,000 “target” restricted stock units which may vest for up to 11,250 shares of Common Stock at “maximum” performance.
When options are granted, the grants are recommended to the Compensation Committee by management, are considered and approved by the Compensation Committee in connection with the quarterly Board of Directors meetings and are granted on or about the date of the meeting at 100% of fair market value of Company stock on the date of grant. No stock options were granted to the named executive officers during 2014.
Other Benefit Programs. The Company’s executive compensation program also includes what the Compensation Committee believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy and goals. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. The named executive officers are provided with the following additional personal benefits: all named executive officers are provided with company-owned automobiles or automobile allowance and the Company pays club dues on behalf of Mr. Joseph.
Benchmarking and Compensation Consultants
The Compensation Committee has not benchmarked against any other companies during the past two years, but instead has relied upon experience of its members in setting compensation of the Chief Executive Officer and Chairman of the Board of the Company. The level of compensation of other executive officers of the Company is generally set by reference to, but not benchmarked against, competitive compensation in the industry and by the officer’s experience and duties as determined by the Chief Executive Officer and Chairman of the Board of the Company. While the Company engaged a compensation consultant to assist in the initial development of the AIP in 2010, it does not engage a compensation consultant for annual compensation determinations.
Consideration of Nonbinding Advisory Vote on Executive Compensation
At the Company’s 2014 Annual Meeting of Shareholders, shareholders holding more than 99% of the votes cast on the proposal voted to approve the compensation of the Company’s named executive officers. The Compensation Committee has considered these results with management and with the full Board of Directors and determined that no specific changes were necessary in its compensation policies and decisions with respect to 2015 as a result of the 2014 vote. The Compensation Committee intends to continue to consider the results of shareholder votes regarding the Company’s named executive officers.
Section 162(m) Treatment Regarding Performance-Based Equity Awards
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), a public company is generally denied deductions for compensation paid to certain of its named executive officers to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. Certain performance-based compensation approved by the Company’s shareholders may be eligible for an exemption from this deduction limit provided that certain procedural requirements are met. Generally, in structuring compensation for the Company’s named executive officers, the Company considers whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation.
Conclusion
With compensation based on annual base salary, performance-based cash bonuses, long term equity incentives and participation in non-discriminatory profit sharing and employee benefits plans, the Company’s executive compensation plan avoids the more complex compensation practices used by some companies. There are no severance agreements covering any executive officers of the Company. No executive officers have change of control or “parachute” payments arrangements other than with respect to cash bonuses awarded and earned but unpaid on the date of a change of control. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no supplemental executive retirement or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders.
The Compensation Committee
Donald R. Spuehler, Chair
Bruce A. Bunner
Richard E. Grayson

Compensation Risks Assessment
Management has made an assessment of the Company’s compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, the Company has determined that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Summary Compensation Table
The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan (4)	All Other Compensation (5)	Total
George Joseph	2014	$959,028	$38,835	$450,000	—	$1,182,738	$43,657	$2,674,258
Chairman of the	2013	930,991	38,835	368,200	—	1,078,772	47,568	2,464,366
Board	2012	904,170	37,704	440,100	—	—	50,113	1,432,087

Gabriel Tirador	2014	$888,805	$38,085	$450,000	—	$1,099,768	$59,061	$2,535,719
President, Chief Executive	2013	861,004	37,078	368,200	332,301	997,665	65,328	2,661,576
Officer and Director	2012	835,576	35,957	440,100	—	—	69,174	1,380,807

Theodore Stalick	2014	$553,643	$24,324	$270,000	—	$342,595	$23,500	$1,214,062
Vice President and	2013	539,656	23,671	147,280	78,954	312,659	23,325	1,125,545
Chief Financial Officer	2012	524,184	22,955	176,040	—	—	23,150	746,329

Allan Lubitz	2014	$419,284	$18,509	$270,000	—	$324,379	$25,473	$1,057,645
Senior Vice President and	2013	404,288	17,717	220,920	78,954	292,659	16,548	1,031,086
Chief Information Officer	2012	392,813	16,912	220,050	—	—	13,544	643,319

Robert Houlihan	2014	$379,052	$15,822	$270,000	—	$312,661	$20,475	$998,010
Vice President and	2013	364,223	15,827	220,920	78,954	281,113	16,548	977,585
Chief Product Officer	2012	339,894	14,287	220,050	—	—	8,750	582,981

(1)
Represents the annual one-half-month’s bonus awarded to all employees of the Company plus $250 bonuses provided for participation in the Company’s wellness program and $1,000 bonuses provided for enrollment in the Company’s high deductible health plan program.

(2)
Reflects the aggregate fair value of awards granted as of the applicable grant date calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) adopted by the Financial Accounting Standards Board. Grant date fair value for the restricted stock units granted to the named executive officers is based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Assuming the highest level of performance conditions are achieved, the grant date fair value of the awards granted in 2014 to the each of the following named executive officers would be: $843,750 (in the case of each of Mr. Joseph and Mr. Tirador) and $506,250 (in the case of each of Mr. Stalick, Mr. Lubitz and Mr. Houlihan). Assuming the highest level of performance conditions are achieved, the grant date fair value of the awards granted in 2013 to each of the following named executive offers would be $828,450 (in the case of each of Mr. Joseph and Mr. Tirador), $331,380 (in the case of Mr. Stalick) and $497,070 (in the case of each of Mr. Lubitz and Mr. Houlihan). Assuming the highest level of performance conditions are achieved, the grant date fair value of the awards granted in 2012 to each of the following named executive offers would be $990,225 (in the case of each of Mr. Joseph and Mr. Tirador), $396,090 (in the case of Mr. Stalick) and $495,113 (in the case of each of Mr. Lubitz and Mr. Houlihan). For additional information about the assumptions used in calculating the grant date fair value of these awards, refer to the notes to the Company’s consolidated financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2014, 2013, and 2012, as filed with the SEC. The three-year performance period for the 2012 restricted stock unit grants is complete and no awards were earned based on Company performance during the performance period. The three-year performance period for the 2013 and 2014 restricted stock unit grants are still open.

(3)
Represents the aggregate fair value of stock options granted as of the applicable grant date calculated in accordance with ASC 718. The values were calculated using the Black-Scholes valuation model and pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information about the assumptions used in calculating the grant date fair value of these awards, refer to the notes to the Company’s consolidated financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2014, 2013, and 2012, as filed with the SEC.

(4)	Represents awards to Messrs. Joseph and Tirador under the Senior Plan and to Messrs. Stalick, Lubitz and Houlihan under the AIP, as described in more detail under “Annual Cash Bonuses” above.

(5)	See All Other Compensation table below.
All Other Compensation
The following table describes each component of the All Other Compensation column of the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement and 401(k) Plans (2)	Total
George Joseph	2014	$43,657	—	$43,657
	2013	47,568	—	47,568
	2012	50,113	—	50,113

Gabriel Tirador	2014	$49,961	$9,100	$59,061
	2013	56,403	8,925	65,328
	2012	60,424	8,750	69,174

Theodore Stalick	2014	$14,400	$9,100	$23,500
	2013	14,400	8,925	23,325
	2012	14,400	8,750	23,150

Allan Lubitz	2014	$16,373	$9,100	$25,473
	2013	7,623	8,925	16,548
	2012	4,794	8,750	13,544

Robert Houlihan	2014	$11,375	$9,100	$20,475
	2013	4,003	8,925	12,928
	2012	—	8,750	8,750

(1)
Represents for Mr. Joseph director’s fees of $32,000, $32,000, and $32,500, in 2014, 2013, and 2012, respectively, personal use of company automobile and parking in the amounts of $6,437, $7,203, and $10,161, in 2014, 2013, and 2012, respectively, and club dues of $5,220, $8,365, and $7,452 in 2014, 2013, and 2012, respectively; for Mr. Tirador director’s fees of $32,000, $32,000, and $32,500, in 2014, 2013, and 2012, respectively, personal use of company automobile and parking in the amounts of $17,961, $18,513, and $20,666, in 2014, 2013, and 2012 respectively; for Mr. Stalick automobile and parking allowance in the amounts of $14,400 in each of 2014, 2013, and 2012; for Mr. Lubitz personal use of company automobile and parking in the amounts of $8,411, $7,623, and $4,794 in 2014, 2013, and 2012, respectively, and travel expenses for Mr. Lubitz during 2014 in the amount of $7,962; and for Mr. Houlihan personal use of company automobile and parking in the amount of $11,375, $4,003, and $0 in 2014, 2013, and 2012.

(2)
Represents the Company’s matching contributions under a 401(k) option to the profit sharing plan in the amounts of $9,100, $8,925, and $8,750 in 2014, 2013, and 2012, respectively, for each of Messrs. Tirador, Stalick, Lubitz and Houlihan.

Grants of Plan-Based Awards
The following table contains information regarding restricted stock units and non-equity incentive plan awards granted to the named executive officers during the fiscal year ended December 31, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
George Joseph	2/20/2014	$177,552	$1,145,500	$2,147,812	625	10,000	18,750	$450,000
Gabriel Tirador	2/20/2014	164,541	1,061,552	1,990,411	625	10,000	18,750	450,000
Theodore Stalick	2/20/2014	51,257	330,690	620,044	375	6,000	11,250	270,000
Allan Lubitz	2/20/2014	48,532	313,107	587,076	375	6,000	11,250	270,000
Robert Houlihan	2/20/2014	46,779	301,797	565,869	375	6,000	11,250	270,000

(1)	Represents threshold, target and maximum performance-based awards to Messrs. Joseph and Tirador under the Senior Plan and to Messrs. Stalick and Lubitz under the AIP.

(2)
Represents threshold, target and maximum number of performance-based restricted stock units (“RSUs”) eligible to be earned following completion of a three-year performance period ending December 31, 2016 based on the Company’s achievement of established GAAP Earned Underwriting Income and annual GAAP Earned Underwriting Income and Net Premium Growth targets. Up to 187.5% of the target number of performance-based RSUs granted to each named executive officer will vest if, and to the extent that, the Company’s underwriting income and premium growth during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee. Each RSU that is earned represents a contingent right to receive one share of the Company’s Common Stock upon vesting.

(3)	Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under ASC 718.
Discussion of Summary Compensation and Grants of PlanBased Awards Tables
The Company's executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Fiscal 2014 Grants of PlanBased Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” No named executive officer has an employment agreement that provides a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of the Board of Directors.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table includes certain information with respect to the value of all unexercised options and unvested restricted stock units previously awarded to the executive officers named at the fiscal year ended December 31, 2014.

	Option Awards (1)					Stock Awards (2)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
George Joseph	—	—	—	—	—	20,000	$818,200

Gabriel Tirador	—	37,500	37,500	$42.46	04/26/13	20,000	818,200

Theodore Stalick	—	7,500	7,500	45.30	07/26/23	10,000	417,280

Allan Lubitz	2,500	7,500	10,000	45.30	07/26/23	12,000	490,920

Robert Houlihan	10,000	—	10,000	47.61	02/13/18	12,000	490,920
	2,500	7,500	10,000	45.30	07/26/23	—	—

(1)
All stock option awards have a term of ten years from the date of grant and become exercisable in five equal installments on the first through fifth anniversary of the grant date for grants occurring prior to January 1, 2008 and in four equal installments on the first through fourth anniversary of the grant date for grants occurring on or after January 1, 2008.

(2)
All stock awards will vest upon the end of a three-year performance period on December 31st of the second year following the year in which the stock awards were granted if, and to the extent that, the Company achieves, during the three-year period then ended, threshold performance levels established by the Company’s Compensation Committee. The number of restricted stock units reflected in the table above represent the estimated possible payouts assuming threshold performance under such awards.

Option Exercises and Stock Vested
The following table includes certain information with respect to the options exercised by the named executive officers during the fiscal year ended December 31, 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Gabriel Tirador	10,145	$139,291
Theodore Stalick	22,250	102,547
Allan Lubitz	22,500	169,367
Robert Houlihan	11,250	191,721

Equity Compensation Plan Information
As of December 31, 2014, the Company had compensation plans under which equity securities were authorized for issuance, aggregated as follows:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	248,000	$49.85	4,920,750
Equity compensation plans not approved by security holders	—	—	—
Total	248,000	$49.85	4,920,750

Summary Director Compensation Table
The table below summarizes the compensation paid by the Company for the fiscal year ended December 31, 2014 to directors other than Messrs. Joseph and Tirador whose director compensation is disclosed above in the “All Other Compensation Table.”

Name	Fees Earned or Paid in Cash (1)	All Other Compensation	Total
Bruce A. Bunner	$31,000	—	$31,000
Michael D. Curtius	32,000	$313,645(2)	345,645
James G. Ellis	20,000	—	20,000
Christopher Graves	32,000	—	32,000
Richard E. Grayson	43,000	—	43,000
Martha E. Marcon	56,500	—	56,500
Donald P. Newell	65,500	—	65,500
Donald R. Spuehler	55,000	—	55,000

(1)
During 2014, each of the Company’s directors received a $4,000 quarterly retainer and $4,000 for each board of directors meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings. In addition, members of Board committees receive additional compensation for service on Board committees. The chair of the Audit Committee received an annual retainer of $5,000 and receives $5,000 per Audit Committee meeting attended in person, and each member of the Audit Committee received $3,000 per Audit Committee meeting attended in person. The chair of the Compensation Committee received an annual retainer of $4,000 and received $2,000 per Compensation Committee meeting attended in person, and each member of the Compensation Committee received $1,500 per meeting attended (other than meetings held on the date of meetings of the entire Board of Directors). The chair of the Nominating/Corporate Governance Committee received an annual retainer of $2,000 and $1,500 per meeting attended, and each other member of the Nominating/Corporate Governance Committee received $1,000 per meeting attended in person plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings. Each non-management member of the Investment Committee received $1,500 per meeting attended in person. The lead independent director received an annual retainer of $15,000. None of the Company's non-employee directors receive equity awards.

(2)
In August 2014, the Company made a one-time lump sum payment to Mr. Curtius for medical expenses that previously were paid on an annual basis. As a result, the Company will no longer provide medical benefits to Mr. Curtius.

In accordance with the Company’s Corporate Governance Guidelines, the Company’s senior management annually reports to the Compensation Committee regarding the status of the Company’s non-employee director compensation, including consideration of direct and indirect forms of compensation to the non-employee directors such as charitable contributions by the Company to organizations in which a non-employee director is involved. Following its review of the report, the Compensation Committee recommends any changes in non-employee director compensation to the Chairman of the Board. Any changes in non-employee director compensation are considered and approved by the Board of Directors after a full discussion.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
During the fiscal year 2014, Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson were members of the Compensation Committee, with Donald R. Spuehler acting as Chairman of the Committee. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2014.

PROPOSAL 2:
APPROVAL OF THE MERCURY GENERAL CORPORATION 2015 INCENTIVE AWARD PLAN
The Company is requesting that shareholders approve the adoption of the Mercury General Corporation 2015 Incentive Award Plan (the “2015 Plan”). In February 6, 2015, the Board of Directors approved the adoption of the 2015 Plan, subject to the shareholder approval at the Annual Meeting.
On February 20, 2015, the Compensation Committee granted to 68 employees, including the executive officers of the Company, performance-based restricted stock units under the 2015 Plan, subject to obtaining shareholder approval of the 2015 Plan. These awards are described in more detail below under “--New Plan Benefits.” The performance-based restricted stock units will not vest until the end of a three-year performance period ending December 31, 2017, and then will vest up to 187.5% of the target number of performance-based restricted stock units granted to each employee, including the Company’s executive officers, if, and to the extent that, the Company’s GAAP Earned Underwriting Income or annual GAAP Earned Underwriting Income and Net Premium Growth during such three-year period achieve or exceed the threshold performance levels established by the Compensation Committee. The performance-based restricted stock units granted are eligible to vest for an aggregate of 180,469 shares of the Company’s common stock if performance at the maximum performance levels established by the Compensation Committee is achieved for both corporate objectives.
The foregoing awards are subject to shareholder approval. If the 2015 Plan is not approved by shareholders, the 2015 Plan will terminate, will no longer be effective and all equity awards granted to date under the 2015 Plan will be automatically forfeited. The Company will not grant any further awards under the 2015 Plan prior to the Annual Meeting.
Overview of Proposed 2015 Plan
Background and Proposed Share Reserve
The Company is seeking approval of the 2015 Plan as its existing equity plan, the 2005 Equity Incentive Plan (the “2005 Plan”), expired by its terms in January 2015. The 2015 Plan will replace the expired 2005 Plan and is designed to meet the needs of a publicly-traded company and will provide the Company with greater flexibility in the implementation of its equity award program. The summary of the 2015 Plan provided below is qualified by reference to the full text of the 2015 Plan, which is attached as Annex A to this Proxy Statement.
The 2015 Plan authorizes the issuance of 4,900,000 shares of the Company’s common stock.
As further described below, as of February 20, 2015, there were 180,469 shares subject to the performance-based restricted stock unit awards granted under the 2015 Plan in February 2015, and a total of 4,803,750 shares remained available for issuance under the 2015 Plan. In the event shareholder approval of the 2015 Plan is not obtained, all of such awards will automatically be forfeited and the 2015 Plan will terminate.
Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation
The Company believes that the adoption of the 2015 Plan is essential to its success. Equity awards are intended to motivate high levels of performance, align the interests of the Company’s employees with those of its shareholders by giving employees the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board of Directors and management believe that equity awards are necessary to remain competitive in the Company’s industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.
The Company’s equity incentive program is broad-based. As of February 20, 2015, 86 Company employees had received grants of equity awards under the 2005 Plan and 68 Company employees had received grants of equity awards under the 2015 Plan, subject to shareholder approval. Non-employee directors and consultants are not eligible to receive equity awards under the Company’s equity plans. The Company believes that it must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to its continued growth and success.

Outstanding Awards Under Existing Plan
The table below presents information about the share reserves under the 2005 Plan and the 2015 Plan. Due to the expiration of the 2005 Plan in January 2015, assuming shareholder approval of this Proposal 2, the 2015 will be the only equity incentive plan the Company will have in place.

As of February 20, 2015
2005 Plan (Expired - January 2015)
Aggregate Share Reserve (Prior to Expiration)	5,400,000

Shares Subject to Outstanding Restricted Stock Units	247,500

Shares Subject to Outstanding Stock Options	248,000
Weighted average exercise price Weighted average remaining term	$49.85 3.7

Shares Remaining Available for Issuance	–

2015 Plan (Subject to Shareholder Approval)
Aggregate Share Reserve	4,900,000

Shares Subject to Outstanding Restricted Stock Units (at Maximum Performance)	180,469

Shares Subject to Outstanding Stock Options	–

Shares Remaining Available for Issuance	4,803,750

Background for the Determination of the Share Reserve Under the 2015 Plan
In determining whether to approve the 2015 Plan, including the share reserve under the 2015 Plan, the Board of Directors considered the following:

•
A total of 5,400,000 shares were reserved for issuance under the 2005 Plan at the time it expired, of which 495,500 shares were subject to outstanding awards as of January 28, 2015, the date on which the 2005 Plan terminated. These outstanding awards will continue to be governed by the terms of the 2005 Plan, but no further awards can be granted under the 2005 Plan due to its expiration.

•
The 4,900,000 shares to be initially reserved for issuance under the 2015 Plan represent a decrease from the aggregate number of shares available for future grant under the 2005 Plan at the time of its expiration. If the 2015 Plan is approved, it will represent the only equity plan under which the Company will be able to grant future equity awards. Assuming approval of this Proposal 2, the only shares the Company will have available for future issuance of equity awards will be the shares reserved for issuance under the 2015 Plan.

•
In setting the size of the share reserve under the 2015 Plan, the Board of Directors considered the historical amounts of equity awards granted under the 2005 Plan in the past three years. In 2012, 2013 and 2014, equity awards representing a total of approximately 80,500 shares, 80,500 shares, and 86,500 shares, respectively, were granted under the 2005 Plan, for an annual equity burn rate of 0.15%, 0.15% and 0.15%, respectively. This level of equity awards represents a 3-year average burn rate of 0.15% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•
The Company expects the share authorization under the 2015 Plan (as described under “—Background and Proposed Share Reserve” above) to provide enough shares for awards for the entire ten year term of the 2015 Plan, assuming the Company continues to grant awards consistent with its current practices and historical usage, as reflected in its historical burn rate, and further dependent on the price of its shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2005 Plan, and noting that future circumstances may require the Company to change its current equity grant practices. The Company cannot predict its future equity grant practices, the future price of its shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2015 Plan could last for a shorter or longer time.

•
In 2012, 2013 and 2014, the end of year overhang rate was 9.8%, 9.8%, and 9.8%, respectively. If the 2015 Plan is approved by shareholders, the Company expects its overhang at the end of 2015 will be approximately 9.8%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•
The 4,900,000 shares to be reserved under the 2015 Plan represent approximately 8.9% of the Company’s outstanding common stock as of February 20, 2015, calculated by dividing (1) 4,900,000 shares by (2) 55,147,462, the number of shares of the Company’s common stock outstanding as of February 20, 2015.

•
As described in the table above, the total aggregate equity value of the total 4,900,000 initial authorized shares under the 2015 Plan, based on the closing price of the Company’s common stock on February 20, 2015 ($53.75), is $263,375,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to the Company’s ability to continue to attract and retain employees in the extremely competitive labor markets in which the Company competes, the Board of Directors has determined that the size of the share reserve under the 2015 Plan is reasonable and appropriate at this time. The Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2015 Plan.
Other Key Features of the 2015 Plan
The Company depends on the performance and commitment of its employees to succeed. The use of equity-based long-term incentives assists the Company in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in the Company and aligns the interests of its employees with the interests of its shareholders. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
The 2015 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2015 Plan as follows:

•
No Increase to Shares Available for Issuance without Shareholder Approval. Without shareholder approval, the 2015 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2015 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The 2015 Plan does not have single-trigger accelerated vesting provisions for changes in control.

•
No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•
Reasonable Share Counting Provisions. In general, when awards granted under the 2015 Plan are forfeited, expire or are settled in cash, or when the shares subject to an award are forfeited by the holder or repurchased by the Company, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the 2015 Plan: shares of common stock that are delivered by the grantee or withheld by the Company as payment of the exercise price in connection with the exercise of an option or SAR or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

•
Limitations on Grants. The maximum aggregate number of shares of the Company’s common stock that may be subject to one or more awards granted to any participant pursuant to the 2015 Plan during any calendar year cannot exceed 100,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. Non-employee directors and consultants are not eligible for awards under the 2015 Plan.

•
No In-the-Money Option or Stock Appreciation Right Grants. The 2015 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of the Company’s common stock on the date of grant.

•
Section 162(m) Qualification. The 2015 Plan is designed to allow awards made under the 2015 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

•
Independent Administration. The Compensation Committee of the Board of Directors, which consists of two or more non-employee directors, generally will administer the 2015 Plan. The Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) are “covered employees” within the meaning of Section 162(m) of the Code, or (3) have been delegated authority to grant, amend or administer awards under the 2015 Plan.

Shareholder Approval Requirement
In general, shareholder approval of the 2015 Plan is necessary in order for the Company to (1) meet the shareholder approval requirements of the principal securities market on which shares of the Company’s common stock are traded, (2) take tax deductions for certain compensation resulting from awards granted in order to qualify them as performance-based compensation under Section 162(m) of the Code, and (3) grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.
Summary of the 2015 Plan
This section summarizes certain principal features of the 2015 Plan, subject to shareholder approval. The summary is qualified in its entirety by reference to the complete text of the 2015 Plan. Shareholders are urged to read the actual text of the 2015 Plan in its entirety which is set forth in Appendix A to this proxy statement.
Authorized Shares. The 2015 Plan authorizes the issuance of 4,900,000 shares of the Company’s common stock.
To the extent that an award is forfeited, expires or is settled in cash, any shares subject to the award will be available for awards under the 2015 Plan. Shares subject to a restricted stock award that are forfeited by a participant or repurchased by the Company at a price not greater than the price originally paid by the participant will also again be available for awards under the 2015 Plan. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option granted under the 2015 Plan or any tax withholding obligation with respect to an award granted under the 2015 Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options granted under the 2015 Plan, will not be added to the shares authorized for grant under the 2015 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2015 Plan.

Plan Administration. The Compensation Committee of the Board of Directors will administer the 2015 Plan. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to awards that are intended to be performance-based compensation for purposes of Section 162(m) of the Code, the members of the Compensation Committee must each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m). In addition, to the extent required by applicable law, each member of the Compensation Committee (or another committee or subcommittee of the Board of Directors assuming the functions of the Compensation Committee under the 2015 Plan” shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the shares of the Company’s common stock are listed. Subject to the terms and conditions of the 2015 Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2015 Plan. The Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the 2015 Plan. The Board of Directors may at any time revest in itself the authority to administer the 2015 Plan.
Eligibility. Options, SARs, restricted stock and other awards under the 2015 Plan may be granted to individuals who are then the Company’s officers or employees or are the officers or employees of any of the Company’s subsidiaries. As of February 20, 2015, there were 68 employees who were eligible for awards under the 2015 Plan. The maximum aggregate number of shares that may be subject to one or more awards granted to any participant, under the 2015 Plan during any calendar year cannot exceed 100,000 shares and the maximum amount that may be paid to a participant in cash during any calendar year with respect to one or more awards payable in cash under the 2015 Plan is $10,000,000. Non-employee directors and consultants are not eligible to receive awards under the 2015 Plan.
Awards. The 2015 Plan provides that the Compensation Committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments and performance awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Nonqualified stock options, or NQSOs, will provide for the right to purchase shares of the Company’s common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the Compensation Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of performance targets established by the Compensation Committee. NQSOs may be granted for any term specified by the Compensation Committee, which term may not exceed ten years from the date of grant.

•
ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of the Company’s capital stock, the 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of grant.

•
Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price, or forfeited, if no cash consideration was paid by the participant at the time of grant, if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until the restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to performance vesting conditions unless and until such conditions are met.

•
Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to such vesting conditions including continued employment or performance criteria established by the Compensation Committee. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•
SARs granted under the 2015 by the Compensation Committee typically will provide for payments, if any, to the holder based upon increases in the price of the Company’s common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The Compensation Committee may elect to pay SARs in cash or in shares of common stock or in a combination of both. SARs granted under the 2015 Plan may not have a term that exceeds ten years from the date of grant.

•
Dividend equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents will not be awarded in respect of stock options or SARs. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•
Performance awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by the Compensation Committee and relate to one or more performance criteria on a specified date or dates determined by the Compensation Committee. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be, but need not be, qualified performance-based compensation as described below.

•
Stock payments may be authorized by the Compensation Committee in the form of shares of common stock. Stock payments may be based upon the performance criteria listed below or other specific performance criteria determined appropriate by the Compensation Committee, determined on the date such stock payment is made or on any date thereafter.

Transferability of Awards. Unless the Compensation Committee provides otherwise, the 2015 Plan generally does not allow for the transfer of awards and only the recipient of an option or SAR may exercise such an award during his or her lifetime.
Qualified Performance-Based Compensation. The Compensation Committee may grant awards to employees who are or may be “covered employees” (as defined in Section 162(m) of the Code), that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. The Compensation Committee may grant to such covered employees restricted stock, dividend equivalents, stock payments, restricted stock units, cash bonuses and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria, which are limited to one or more of the following performance criteria as applicable to the Company’s performance or the performance of a subsidiary, division, business unit or an individual: (1) net earnings (either before or after one or more of (a) interest, (b) taxes, (c) depreciation, (d) amortization, (e) goodwill impairment charges, and (f) non-cash equity-based compensation expense), (2) gross or net sales or revenue, (3) net income (either before or after taxes), (4) adjusted net income, (5) operating earnings or profit, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) return on assets, (8) return on capital, (9) return on stockholders’ equity, (10) total stockholder return, (11) return on sales, (12) return on investments, (13) gross or net profit or operating margin, (14) costs, (15) expenses, (16) working capital, (17) earnings per share, (18) adjusted earnings per share, (19) price per share, (20) implementation or completion of critical projects, (21) market share, (22) economic value, (23) comparisons with various stock market indices, (24) capital raised in financing transactions or other financing milestones, (25) stockholders’ equity, (26) market recognition (including, but not limited to, awards and analyst ratings), (27) financial ratios, (28) implementation, completion or attainment of objectively determinable objectives relating to commercial or strategic milestones or developments, (29) underwriting income, (30) underwriting results, or (31) premiums earned.

These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
The Compensation Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following: (1) items related to a change in accounting principle, (2) items relating to financing activities, (3) expenses for restructuring or productivity initiatives, (4) other non-operating items, (5) items related to acquisitions, (6) items attributable to the business operations of any entity acquired by the Company during the performance period, (7) items related to the disposal of a business or segment of a business, (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (9) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, (10) any other items of significant income or expense which are determined to be appropriate adjustments, (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets, (13) items that are outside the scope of the Company’s core, on-going business activities, (14) items relating to acquired in-process research and development, (15) items relating to changes in tax laws, (16) items relating to major licensing or partnership arrangements, (17) items relating to asset impairment charges, (18) items relating to gains and losses for litigation, arbitration or contractual settlements, or (19) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
Forfeiture, Recoupment and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2015 Plan, the Compensation Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
Adjustments. If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of assets to shareholders, or any other change affecting the shares of the Company’s common stock or the share price of the Company’s common stock other than an equity restructuring (as defined in the 2015 Plan), the Compensation Committee may make such equitable adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2015 Plan (including, but not limited to, adjustments of the number of shares available under the 2015 Plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the 2015 Plan during any calendar year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the 2015 Plan. If there is any equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code. The Compensation Committee also has the authority under the 2015 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.
Corporate Transactions. Under the 2015 Plan, a change in control is generally defined as:

•
a transaction or series of related transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than the Company, its subsidiaries, an employee benefit plan maintained by the Company or any of the Company’s subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

•
during any two-year period, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) whose election by the Board of Directors or nomination for election by the shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

•
the Company’s consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of its assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

◦
which results in the voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into the Company’s voting securities or the voting securities of the person that, as a result of the transaction, controls the Company, directly or indirectly, or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the Company’s business (the Company or such person being referred to as a successor entity)) directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

◦
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

•	a liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction shall not constitute a “change in control” if its purpose is to change the state of the Company incorporation.
Amendment and Termination; Repricing Without Shareholder Approval Prohibited. The Board of Directors has the authority to amend, suspend or terminate the 2015 Plan at any time. However, shareholder approval of any amendment to the 2015 Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. Additionally, shareholder approval is required to (1) increase the maximum number of shares that may be issued under the 2015 Plan, (2) increase the limits imposed on the maximum number of shares that may be issued to any individual under the 2015 Plan, (3) reduce the per-share exercise price of the shares subject to any option or SAR, and (4) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. Except as necessary to comply with Section 409A of the Code, no amendment, suspension or termination of the 2015 Plan will impair the rights or obligations of a holder under an award theretofore granted, unless such award expressly so provides or such holder consents. If not terminated earlier by the Board of Directors, the 2015 Plan will terminate on the tenth anniversary of the date of its initial approval by the Board of Directors.
Securities Laws. The 2015 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2015 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Federal Income Tax Consequences
The material federal income tax consequences of the 2015 Plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2015 Plan. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
Stock Options and Stock Appreciation Rights. A 2015 Plan participant generally will not recognize taxable income and the Company generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an ISO as defined in Section 422 of the Code. The 2015 Plan permits the grant of options that are intended to qualify as ISOs as well as options that are not intended to so qualify; however, ISOs generally may be granted only to employees and employees of parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an ISO when the fair market value of the Company’s stock is higher than the exercise price of the option, a 2015 Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and the Company (or subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Upon exercising an ISO, a 2015 Plan participant generally will not recognize taxable income, and the Company will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.
Upon a qualifying disposition of ISO shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.
The Company will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, the Company should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.
Upon exercising or settling a SAR, a 2015 Plan participant will recognize taxable income at ordinary income tax rates, and the Company should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Restricted Stock and Restricted Stock Units. A 2015 Plan participant generally will not recognize taxable income at ordinary income tax rates and the Company generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and the Company should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a 2015 Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. The Company will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and the Company will not be entitled to any additional tax deduction.
Dividend Equivalents, Stock Payment Awards and Cash-Based Awards. A 2015 Plan participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and the Company should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Section 409A of the Code. Certain types of awards under the 2015 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the 2015 Plan and awards granted under the 2015 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.
Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent compensation committee determines performance goals and if the material terms of the performance-based compensation are disclosed to and approved by the Company’s shareholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. The 2015 Plan has been structured with the intent that certain other awards granted under the 2015 Plan may, in the discretion of the Compensation Committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to the Company.
New Plan Benefits
On February 20, 2015, the Compensation Committee granted to 68 employees performance-based restricted stock units under the 2015 Plan, subject to obtaining shareholder approval of the 2015 Plan. The performance-based restricted stock units will not vest until the end of a three-year performance period ending December 31, 2017, and then will vest up to 187.5% of the target number of performance-based restricted stock units granted to each employee, including the Company’s executive officers, if, and to the extent that, the Company’s GAAP Earned Underwriting Income or annual GAAP Earned Underwriting Income and Net Premium Growth during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee. The performance-based restricted stock units granted are eligible to vest for an aggregate of 180,469 shares of the Company’s common stock if performance at the maximum performance levels established by the Compensation Committee is achieved for both corporate objectives.
The following table sets forth information pertaining to awards which have been granted to the Company’s named executive officers, executive officers as a group and non-executive officer employees as a group as of February 20,

2015 under the 2015 Plan, subject to shareholder approval. In the event shareholder approval of the 2015 Plan is not obtained, all of these awards will be automatically forfeited.

Name	Target Performance Restricted Stock Units (#)	Maximum Performance Restricted Stock Units (#)	Aggregate U.S. Dollar Value of Maximum Performance Restricted Stock Units ($)
George Joseph	10,000	18,750	1,007,813
Gabriel Tirador	10,000	18,750	1,007,813
Theodore Stalick	6,000	11,250	604,688
Allan Lubitz	6,000	11,250	604,688
Robert Houlihan	6,000	11,250	604,688
Executive Officers	50,500	94,688	5,089,480
Non-Executive Director Group	–	–	–
Non-Executive Officer Employee Group	47,750	85,781	4,610,729
________________________________________
(1) Calculated based on the closing price of the Company’s common stock on February 20, 2015, the date of grant, of $53.75, multiplied by the aggregate number of shares underlying the performance restricted stock units granted.
Awards are subject to the discretion of the Compensation Committee and, except as described above, no determinations have been made by the Compensation Committee as to any awards that may be granted pursuant to the 2015 Plan. Therefore, it is not possible to determine the additional benefits that will be received in the future by participants in the 2015 Plan.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2015 Incentive Award Plan.

PROPOSAL 3:
SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING
The Company has been advised that a shareholder, William Steiner of 112 Abbottsford Gate, Piermont, NY 10968, owner of common stock having a market value of at least $2,000 for at least one year, intends to present the following shareholder proposal at the Annual Meeting through his designee, John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote. The proposal and the supporting statement appear below as received by the Company. The Company is not responsible for the accuracy or content of the proposal and supporting statement.
Proposal 3 -Simple Majority Vote
RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively, related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic also won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 66%-shareholder majority.
Please vote to enhance shareholder value:
Simple Majority Vote - Proposal 3
STATEMENT OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal. The Board of Directors has carefully considered this proposal and believes that its adoption is not in the best interests of the Company or its shareholders.
A simple majority vote standard already applies to many matters submitted to shareholders. The Company’s Articles of Incorporation and Bylaws require the approval of holders of 66⅔ percent of its outstanding voting power for only certain fundamental matters, including: (i) any amendment of the Articles of Incorporation or Bylaws, (ii) a merger or consolidation of the Company with any other company, except the merger of a wholly owned subsidiary of the Company into the Company, and (iii) a sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the Company’s assets. Additionally, consistent with the requirements of California law, the Company’s Bylaws require that not more than 16⅔ percent of the Company’s outstanding shares entitled to vote cast votes against an amendment to the Bylaws to reduce the number or the minimum number of directors to a number less than five. The supermajority voting requirements included in the Company’s Articles of Incorporation and Bylaws are intended to comply with applicable law, to maximize long-term value for all shareholders and to provide protection for all shareholders against self-interested actions of one or a few large shareholders. The Board of Directors believes that in these limited circumstances, the higher voting requirements are appropriate because certain fundamental matters should have the support of a broad consensus of the Company’s shareholders, rather than a simple majority of the votes cast at a meeting.

Broad Consensus of All Shareholders. Under a simple majority voting standard, where only a “majority of the votes cast for and against” is required, a few large shareholders could approve certain key actions and significantly alter the governance of the Company. For example, if the simple majority voting standard were adopted as proposed, and only 50.1% of the Company’s outstanding voting power is voted at a shareholder meeting, holders of just 25.1% of the Company’s outstanding voting power could approve fundamental corporate changes and transactions that could negatively impact the interests of all shareholders. As a result, a very small group of shareholders may act in their own self-interests, to the detriment of the Company’s other shareholders. The example above is even more applicable to the Company where, as of March 31, 2015, three shareholders controlled more than 60% of the Company’s outstanding shares. If a simple majority voting requirement were implemented, the vote of two or three shareholders would have control over any action requiring shareholder approval, including the fundamental transactions discussed above, some of which may not be in the best interests of the Company or all of its shareholders. Accordingly, the Board of Directors believes that the supermajority voting requirements currently in place protect the Company’s shareholders against the self-interested actions of a few shareholders.
Protection Against Certain Takeovers. The supermajority voting provisions further protect the Company’s shareholders by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board of Directors. The Board of Directors has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of the Company and its shareholders. In addition, a majority of the members of the Board of Directors are “independent” under the standards adopted by the New York Stock Exchange. Supermajority voting requirements encourage potential acquirers to deal directly with the Board of Directors, which in turn enhances the Board of Director’s ability to consider the long-term interests of all shareholders. The Company believes that its independent Board of Directors is in the best position to evaluate proposed offers, to consider alternatives, and to protect shareholders against abusive tactics during a takeover process, and as appropriate, to negotiate the best possible return for all shareholders. Elimination of these supermajority provisions would make it more difficult for the Company’s independent, shareholder-elected Board of Directors to preserve and maximize value for all shareholders in the event of an unsolicited takeover bid.
Recommendation of the Board of Directors
For the reasons outlined above, the Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal.
RELATED PERSON TRANSACTIONS
Related Party Transaction Approval Policy
The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board of Directors has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.
Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Nominating/ Corporate Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Nominating/Corporate Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.
Management is expected to report to the Nominating/Corporate Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Nominating/Corporate Governance Committee in advance as described above.
George Toney, the nephew of George Joseph and the brother of Charles Toney, the Company’s Chief Actuary, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2014, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $862,249. Louise Toney, George Joseph’s sister, is an employee of and receives compensation from the agency.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Martha E. Marcon (chair), Donald P. Newell and Donald R. Spuehler.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committee,” as adopted by the Public Company Accounting Oversight Board.
The Company’s independent accountants also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants, if any, is compatible with their independence.
Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

February 6, 2015	The Audit Committee
Martha E. Marcon, Chair
Donald R. Spuehler
Donald P. Newell
Audit Fees for Fiscal 2014 and 2013
The aggregate fees billed to the Company by KPMG LLP, the Company’s independent auditors, for the fiscal years ended December 31, 2014 and 2013 are as follows:

	2014	2013
Audit Fees (1)	$2,290,829	$1,944,000
Audit-Related Fees (2)	—	20,000
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit Fees consist of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries’ statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees associated with educational workshops.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.
Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.
Selection of Independent Auditors
The Audit Committee is responsible to select the independent auditors to audit the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee selected KPMG LLP during 2014 as independent auditors to audit the Company’s financial statements for 2014 and to review the Company’s interim financial statements for the first three quarters of 2015. During the next few months, as part of its normal selection process, the Audit Committee expects to select the independent auditors to audit the Company’s annual financial statements for 2015 and to review the Company’s interim financial statements for the first three quarters of 2016.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors
The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. The Audit Committee has pre-approved certain non-audit services below established dollar threshold amounts. Additional audit or non-audit services, or provision of non-audit services in excess of the threshold amounts, require separate pre-approval. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services in excess of the threshold amounts and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the SEC by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2014 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. No reporting person of the Company made a late filing under Section 16(a) for transactions occurring in fiscal year 2014. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings.
SHAREHOLDER PROPOSALS
Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than December 3, 2015, and any proposal of a shareholder submitted outside the processes of

Rule 14a-8 must be received by the Company not later than January 14, 2016 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.
OTHER MATTERS
The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.
ANNUAL REPORTS
Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-7116).
The Company’s Annual Report to Shareholders is being provided with the Proxy Statement to shareholders of record on March 17, 2015. Upon request, the Company will furnish the Annual Report to any shareholder.
BY ORDER OF THE BOARD OF DIRECTORS,
Judy A. Walters, Secretary

Los Angeles, California
April 1, 2015

Annex A
MERCURY GENERAL CORPORATION
2015 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Mercury General Corporation 2015 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Mercury General Corporation, a California corporation (the “Company”) by linking the individual interests of Employees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3    “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4     “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.5    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6    “Board” shall mean the Board of Directors of the Company.
2.7    “Cause” shall mean (a) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability); (b) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (c) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities; or (e) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company of any of its Subsidiaries. Notwithstanding the foregoing, if the Participant is a party to a written employment agreement with the Company (or its Subsidiary) in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment agreement.
2.8    “Change in Control” shall mean and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    The liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 12.1.
2.11    “Common Stock” shall mean the common stock of the Company.
2.12    “Company” shall have the meaning set forth in Article 1.
2.13    “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.14    “Director” shall mean a member of the Board, as constituted from time to time.
2.15    “Disability” shall mean that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.
2.16    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.18    “Effective Date” shall mean the date the Plan is approved by the Board.
2.19    “Eligible Individual” shall mean any person who is an Employee, as determined by the Administrator.
2.20    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.
2.21    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.22    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23    “Expiration Date” shall have the meaning given to such term in Section 13.1.
2.24    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be established by the Administrator in good faith.
2.25    “Good Reason” shall mean (a) a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant’s consent. Notwithstanding the foregoing, if Participant is a party to a written employment agreement with the Company (or its Subsidiary) in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment agreement.
2.26    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.27    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.28    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.29    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option.
2.30    “Option Term” shall have the meaning set forth in Section 6.6.
2.31    “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.32    “Participant” shall mean a person who has been granted an Award pursuant to the Plan.
2.33    “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.34    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation’ as described in Section 162(m)(4)(C) of the Code.

2.35    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) return on investments; (xiii) gross or net profit or operating margin; (xiv) costs; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) comparisons with various stock market indices; (xxiv) capital raised in financing transactions or other financing milestones; (xxv) stockholders’ equity; (xxvi) market recognition (including but not limited to awards and analyst ratings); (xxvii) financial ratios; (xxviii) implementation, completion or attainment of objectively determinable objectives relating to commercial or strategic milestones or developments; (xxix) underwriting income; (xxx) underwriting results; or (xxi) premiums earned; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)    The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.36    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.37    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
2.38    “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.39    “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
2.40    “Plan” shall have the meaning set forth in Article 1.
2.41    “Restricted Stock” shall mean an award of Shares made under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.42    “Restricted Stock Unit” shall mean a contractual right awarded under Article 8 to receive in the future a Share or the cash value of a Share.
2.43    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.44    “Shares” shall mean shares of Common Stock.
2.45    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.
2.46    “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4.
2.47    “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3.
2.48    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.49    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.50    “Termination of Service” shall mean the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Participant ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 4,900,000 Shares.
(b)    If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares forfeited by the Participant or repurchased by the Company under Section 7.4 at a price not greater than the price originally paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)    To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3    Limitation on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 100,000, and (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000 pursuant to such Awards. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the share limitations contained in Sections 3.1 and 3.3.
ARTICLE 4.

GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Participant’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    At-Will Employment; Voluntary Participation. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
4.5    Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company or any Subsidiary operates or has Employees, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.6    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1    Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2    Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
5.3    Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.
5.4    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals that is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, that may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.5    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Participant must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.
5.6    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award that is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based

Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
OPTIONS
6.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
6.2    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
6.3    Option Vesting.
(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.
(b)    No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Participant’s Termination of Service shall automatically expire 30 days following such Termination of Service.
6.4    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option.
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.
(c)    In the event that the Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.
(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

6.5    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless otherwise determined by the Administrator and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.
6.6    Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 6.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.
6.7    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
6.8    Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such Shares to such Participant.
6.9    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
ARTICLE 7.

RESTRICTED STOCK
7.1    Award of Restricted Stock.
(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
7.2    Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3    Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to such Restricted Stock.
7.6    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8.
RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.3    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.4    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator and set forth in any applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.5    No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Participant of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS
9.1    Performance Awards.
(a)    The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to the attainment of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)    Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant that are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.
9.2    Dividend Equivalents.
(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Participant of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Participant. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4    Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
ARTICLE 10.
STOCK APPRECIATION RIGHTS
10.1    Grant of Stock Appreciation Rights.
(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in clause (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)    Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
10.2    Stock Appreciation Right Vesting.
(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator, and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.
(b)    No portion of a Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall automatically expire 30 days following such Termination of Service.
10.3    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right.
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.
(c)    In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator.
(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.
10.4    Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the

Participant, and may amend, subject to Section 13.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
10.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on the Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1    Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Participant with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 11.1 above. Without limiting the foregoing, the Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless otherwise determined by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3    Transferability of Awards.
(a)    Except as otherwise provided in Section 11.3(b):
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii)    During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to such Participant under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)    Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.
(c)    Notwithstanding Section 11.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Administrator prior to the Participant’s death.
11.4    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:
(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and
(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
11.6    Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
ARTICLE 12.
ADMINISTRATION
12.1    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action and, unless otherwise determined by the Board, shall consist solely of two or more members of the Board appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not impaired by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.5, Section 13.2 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4    Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to Eligible Individuals;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2(e).
12.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
12.6    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE 13.

MISCELLANEOUS PROVISIONS
13.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the individual Award limits imposed in Section 3.3, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6. Except as provided in Section 11.5, Section 13.2 or Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and the individual Award limitations in Section 3.3); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)    In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, including, without limitation, a Change in Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 13.2(a) and 13.2(b):

(i)    The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted by the Administrator; and/or
(ii)     The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and the individual Award limitations in Section 3.3).
The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined in the sole discretion of the Administrator.
(d)    The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(e)    With respect to Awards that are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(f)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g)    No action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(h)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
13.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company's stockholders; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4    No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
13.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
13.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.
13.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code (including Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and thereby avoid the application of any penalty taxes under such Section.
13.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
13.13    Indemnification. To the extent allowable pursuant to Applicable Law and the Company's charter and bylaws, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
* * * * *

MERCURY GENERAL CORPORATION

MERCURY GENERAL CORPORATION
ATTN: JUDY WALTERS
4484 WILSHIRE BOULEVARD
LOS ANGELES, CA 90010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 George Joseph
02 Martha E. Marcon
03 Donald R. Spuehler
04 Richard E. Grayson
05 Donald P. Newell
06 Bruce A. Bunner
07 Christopher Graves
08 Michael D. Curtius
09 Gabriel Tirador
10 James G. Ellis

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve the Mercury General Corporation 2015 Incentive Award Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
3. Shareholder proposal regarding simple majority voting	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important: Please sign exactly as your name appears on the Company's Common Stock Certificate as set forth above. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give you full title as such. Each joint tenant should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000238585_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com .

MERCURY GENERAL CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the "Company") hereby constitutes and appoints George Joseph, Gabriel Tirador and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 13, 2015, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed, FOR Proposal 2, and AGAINST Proposal 3.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company's Profit Sharing Plan, I instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy by May 12, 2015 at midnight, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence. ESOP participants in the plan may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph, and cannot be voted at the meeting.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

Continued and to be signed on reverse side

0000238586_2 R1.0.0.51160